Exhibit 23.1



               Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 1, 1995, which appears on page 38 of the 1994 Annual Report to Shareowners of AlliedSignal Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10=K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such
Prospectus.




Price Waterhouse LLP
Morristown, New Jersey
November 14, 1995